Exhibit 99.1

NEWS RELEASE

Visteon Announces Third-Quarter 2019 Results

•	Sales of $731 million up 7 percent year-over-year

•	Net income of $14 million

•	Adjusted EBITDA of $62 million

•	Awarded $4.6 billion in new business year-to-date

VAN BUREN TOWNSHIP, Mich., Oct. 24, 2019 — Visteon Corporation (NASDAQ: VC) today announced third-quarter 2019 results, reporting net income attributable to Visteon of $14 million or $0.50 per diluted share, compared with $21 million or $0.71 per diluted share in the third quarter of 2018.

Third-quarter 2019 sales were $731 million, compared with $681 million in the third quarter of 2018. The increase of $50 million is primarily due to new product launches and the consolidation of a previously non-consolidated affiliate, partially offset by lower vehicle production volumes, customer pricing and unfavorable currency impacts. Gross margin for the third quarter of 2019 was $84 million, compared with $82 million in the same quarter in 2018.

During the first nine months of 2019, global vehicle manufacturers awarded Visteon new business of $4.6 billion in lifetime sales, with more than 60 percent from next-generation technology including digital instrument clusters, infotainment and displays.

“Our revenue growth in the third quarter reflected the positive impact of the high number of new product launches over the last 12 months,” said Visteon President and CEO Sachin Lawande. “Despite a challenging vehicle production environment, our revenues increased by 7 percent year-over-year, representing 10 percentage points over market. This is our highest growth over market in the last four years. With 35 new product launches and $4.6 billion in new business year-to-date, we are well-positioned to drive continued profitable growth globally.”

Third Quarter in Review

Sales in the third quarter totaled $731 million, compared with $681 million in the third quarter of 2018. On a regional basis, in the third quarter of 2019, Europe accounted for 29 percent of sales, the Americas 26 percent, China Domestic 18 percent, China Export 9 percent and Other Asia-Pacific 18 percent.

Adjusted EBITDA, a non-GAAP measure as defined below, was $62 million for the third quarter of 2019, compared with $71 million for the same quarter last year. Adjusted EBITDA margin was 8.5 percent for the third quarter of 2019.

For the third quarter of 2019, net income attributable to Visteon was $14 million or $0.50 per diluted share, compared with $21 million or $0.71 per diluted share for the same period in 2018. Adjusted net income, a non-GAAP measure as defined below, was $15 million or $0.53 per diluted share for the third quarter of 2019, compared with $33 million or $1.12 per diluted share for the same period in 2018.

The company had 28.1 million diluted shares of common stock outstanding as of Sept. 30, 2019.

Cash and Debt Balances

As of Sept. 30, 2019, Visteon remained in a net positive cash position with cash of $446 million and debt of $395 million.

For the third quarter of 2019, cash provided from operations was $57 million and capital expenditures were $38 million. Total Visteon adjusted free cash flow, a non-GAAP financial measure as defined below, for the third quarter was $23 million, compared with negative $42 million during the third quarter of 2018.

Full-Year 2019 Outlook

Visteon updated its full-year 2019 guidance, with sales in the range of $2.925 billion to $2.975 billion, adjusted EBITDA in the range of $230 million to $250 million, and adjusted free cash flow in the range of $40 million to $60 million.

About Visteon

Visteon is a global technology company that designs, engineers and manufactures innovative cockpit electronics and connected car solutions for the world’s major vehicle manufacturers. Visteon is driving the smart, learning, digital cockpit of the future, to improve safety and the user experience. Visteon is a global leader in cockpit electronic products including digital instrument clusters, information displays, infotainment, head-up displays, telematics, SmartCore™ cockpit domain controllers, and the DriveCore™ autonomous driving platform. Visteon also delivers artificial intelligence-based technologies, connected car, cybersecurity, interior sensing, embedded multimedia and smartphone connectivity software solutions. Headquartered in Van Buren Township, Michigan, Visteon has approximately 10,000 employees at more than 40 facilities in 18 countries. Visteon had sales of approximately $3 billion in 2018. Learn more at www.visteon.com.

Conference Call and Presentation

Today, Thursday, Oct. 24, at 9 a.m. ET, the company will host a conference call for the investment community to discuss the quarter’s results and other related items. The conference call is available to the general public via a live audio webcast.

The dial-in numbers to participate in the call are:

U.S./Canada: 866-411-5196

Outside U.S./Canada: 970-297-2404

(Call approximately 10 minutes before the start of the conference.)

The conference call and live audio webcast, related presentation materials and other supplemental information will be accessible in the investors section of Visteon’s website. A news release on Visteon’s first-quarter results will be available in the news section of the website.

A replay of the conference call will be available through the company’s website or by dialing 855-859-2056 (toll-free from the U.S. and Canada) or 404-537-3406 (international). The conference ID for the phone replay is 8539928. The phone replay will be available for one week following the conference call.

Forward-looking Information

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various factors, risks and uncertainties that could cause our actual results to differ materially from those expressed in these forward-looking statements, including, but not limited to: (1) conditions within the automotive industry, including (i) the automotive vehicle production volumes and schedules of our customers, (ii) the financial condition of our customers and the effects of any restructuring or reorganization plans that may be undertaken by our customers or suppliers, including work stoppages, and (iii) possible disruptions in the supply of commodities to us or our customers due to financial distress, work stoppages, natural disasters or civil unrest; (2) our ability to satisfy future capital and liquidity requirements; including our ability to access the credit and capital markets at the times and in the amounts needed and on terms acceptable to us; our ability to comply with financial and other covenants in our credit agreements; and the continuation of acceptable supplier payment terms; (3) our ability to satisfy pension and other post-employment benefit obligations; (4) our ability to access funds generated by foreign subsidiaries and joint ventures on a timely and cost-effective basis; (5) our ability to execute on our transformational plans and cost-reduction initiatives in the amounts and on the timing contemplated; (6) general economic conditions, including changes in interest rates, currency exchange rates and fuel prices; (7) the timing and expenses related to internal restructuring, employee reductions, acquisitions or dispositions and the effect of pension and other post-employment benefit obligations; (8) increases in raw material and energy costs and our ability to offset or recover these costs, increases in our warranty, product liability and recall costs or the outcome of legal or regulatory proceedings to which we are or may become a party; and (9) those factors identified in our filings with the SEC (including our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2018).

Caution should be taken not to place undue reliance on our forward-looking statements, which represent our view only as of the date of this release, and which we assume no obligation to update. The financial results presented herein are preliminary and unaudited; final financial results will be included in the company’s Quarterly Report on Form 10-Q for the fiscal quarter ended Sept. 30, 2019. New business wins and rewins do not represent firm orders or firm commitments from customers, but are based on various assumptions, including the timing and duration of product launches, vehicle production levels, customer price reductions and currency exchange rates.

Use of Non-GAAP Financial Information

This press release contains information about Visteon’s financial results which is not presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Such non-GAAP financial measures are reconciled to their closest GAAP financial measures at the end of this press release. The provision of these comparable GAAP financial measures for 2018 is not intended to indicate that Visteon is explicitly or implicitly providing projections on those GAAP financial measures, and actual results for such measures are likely to vary from those presented. The reconciliations include all information reasonably available to the company at the date of this press release and the adjustments that management can reasonably predict.

Follow Visteon:

Contacts:

Media:

Jim Fisher

734-710-5557

734-417-6184 – mobile

jfishe89@visteon.com

Investors:

Kris Doyle

734-710-7893

kdoyle@visteon.com

VISTEON CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(Dollars in Millions, Except Per Share Data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2019	2018	2019	2018
Sales	$731	$681	$2,201	$2,253
Cost of sales	(647)	(599)	(1,981)	(1,938)

Gross margin	84	82	220	315
Selling, general and administrative expenses	(52)	(40)	(167)	(139)
Restructuring expense, net	(1)	(18)	(2)	(28)
Interest expense, net	(3)	(2)	(7)	(6)
Equity in net income of non-consolidated affiliates	1	3	7	10
Other income, net	2	7	7	17

Income before income taxes	31	32	58	169
Provision for income taxes	(13)	(9)	(16)	(42)

Net income from continuing operations	18	23	42	127
Income from discontinued operations, net of tax	—	1	—	2

Net income	18	24	42	129
Net income attributable to non-controlling interests	(4)	(3)	(7)	(8)

Net income attributable to Visteon Corporation	$14	$21	$35	$121

Comprehensive (loss) income	$(4)	$8	$21	$91
Comprehensive (loss) income attributable to Visteon Corporation	$(5)	$8	$17	$87

Earnings per share data:
Basic earnings per share
Continuing operations	$0.50	$0.68	$1.25	$3.99
Discontinued operations	—	0.03	—	0.07

Basic earnings per share attributable to Visteon Corporation	$0.50	$0.71	$1.25	$4.06

Diluted earnings per share
Continuing operations	$0.50	$0.68	$1.24	$3.95
Discontinued operations	—	0.03	—	0.07

Diluted earnings per share attributable to Visteon Corporation	$0.50	$0.71	$1.24	$4.02

Average shares outstanding (in millions)
Basic	28.0	29.3	28.1	29.8
Diluted	28.1	29.5	28.2	30.1

VISTEON CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Dollars in Millions)

	(Unaudited)
	September 30	December 31
	2019	2018
ASSETS
Cash and equivalents	$443	$463
Restricted cash	3	4
Accounts receivable, net	457	486
Inventories, net	192	184
Other current assets	192	159

Total current assets	1,287	1,296

Property and equipment, net	410	397
Intangible assets, net	124	129
Right to use assets, net	156	—
Investments in non-consolidated affiliates	48	42
Other non-current assets	139	143

Total assets	$2,164	$2,007

LIABILITIES AND EQUITY
Short-term debt	$47	$57
Accounts payable	464	436
Accrued employee liabilities	73	67
Current lease liabilities	28	—
Other current liabilities	150	161

Total current liabilities	762	721

Long-term debt	348	348
Employee benefits	247	257
Non-current lease liabilities	132	—
Deferred tax liabilities	27	23
Other non-current liabilities	64	76

Stockholders’ equity:
Common stock	1	1
Additional paid-in capital	1,340	1,335
Retained earnings	1,644	1,609
Accumulated other comprehensive loss	(234)	(216)
Treasury stock	(2,277)	(2,264)

Total Visteon Corporation stockholders’ equity	474	465
Non-controlling interests	110	117

Total equity	584	582

Total liabilities and equity	$2,164	$2,007

VISTEON CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in Millions)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2019	2018	2019	2018
OPERATING
Net income	$18	$24	$42	$129
Adjustments to reconcile net income to net cash provided from operating activities:
Depreciation and amortization	25	22	74	67
Equity in net income of non-consolidated affiliates, net of dividends remitted	(1)	(3)	(7)	(10)
Non-cash stock-based compensation	3	4	14	4
Gains on transactions	—	(5)	—	(8)
Other non-cash items	—	—	5	2
Changes in assets and liabilities:
Accounts receivable	(1)	(3)	17	82
Inventories	(10)	(24)	(13)	(38)
Accounts payable	29	(9)	49	(17)
Other assets and other liabilities	(6)	(25)	(63)	(104)

Net cash provided from (used by) operating activities	57	(19)	118	107
INVESTING
Capital expenditures, including intangibles	(38)	(27)	(109)	(96)
Loan repayments from non-consolidated affiliates	9	—	11	—
Acquisition of business, net of cash acquired	—	16	—	16
Other	—	10	2	13

Net cash used by investing activities	(29)	(1)	(96)	(67)
FINANCING
Short-term debt, net	(5)	3	(8)	(13)
Repurchase of common stock	—	(50)	(20)	(250)
Dividends paid to non-controlling interests	(7)	(11)	(7)	(12)
Stock compensation tax withholding payments	—	(3)	—	(7)
Distribution payments	—	—	—	(14)
Other	—	—	—	2

Net cash used by financing activities	(12)	(61)	(35)	(294)
Effect of exchange rate changes on cash	(8)	(5)	(8)	(13)

Net decrease in cash	8	(86)	(21)	(267)
Cash and restricted cash at beginning of the period	438	528	467	709

Cash and restricted cash at end of the period	$446	$442	$446	$442

The Company has combined cash flows from discontinued operations and continuing operations within the operating and financing categories.

VISTEON CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited, Dollars in Millions)

Adjusted EBITDA: Adjusted EBITDA is presented as a supplemental measure of the Company’s performance that management believes is useful to investors because the excluded items may vary significantly in timing or amounts and/or may obscure trends useful in evaluating and comparing the Company’s operating activities across reporting periods. The Company defines Adjusted EBITDA as net income attributable to the Company adjusted to eliminate the impact of depreciation and amortization, restructuring expense, net interest expense, loss on divestiture, equity in net income of non-consolidated affiliates, gain on non-consolidated affiliate transactions, provision for income taxes, discontinued operations, net income attributable to non-controlling interests, non-cash stock-based compensation expense, and other gains and losses not reflective of the Company’s ongoing operations. Because not all companies use identical calculations, this presentation of Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

	Three Months Ended		Nine Months Ended		Estimated
	September 30		September 30		Full Year
	2019	2018	2019	2018	2019
Visteon:
Net income attributable to Visteon Corporation	$14	$21	$35	$121	$57 - $72
Depreciation and amortization	25	22	74	67	99
Provision for income taxes	13	9	16	42	30 -35
Non-cash, stock-based compensation expense	3	4	14	4	20
Interest expense, net	3	2	7	6	9
Net income attributable to non-controlling interests	4	3	7	8	10
Other	—	(4)	1	(8)	1
Restructuring expense	1	18	2	28	15
Income from discontinued operations, net of tax	—	(1)	—	(2)	—
Equity in net income of non-consolidated affiliates	(1)	(3)	(7)	(10)	(11)

Adjusted EBITDA	$62	$71	$149	$256	$230 - $250

Adjusted EBITDA is not a recognized term under U.S. GAAP and does not purport to be a substitute for net income as an indicator of operating performance or cash flows from operating activities as a measure of liquidity. Adjusted EBITDA has limitations as an analytical tool and is not intended to be a measure of cash flow available for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. In addition, the Company uses Adjusted EBITDA (i) as a factor in incentive compensation decisions, (ii) to evaluate the effectiveness of the Company’s business strategies, and (iii) because the Company’s credit agreements use similar measures for compliance with certain covenants.

Free Cash Flow and Adjusted Free Cash Flow: Free cash flow and Adjusted free cash flow are presented as supplemental measures of the Company’s liquidity that management believes are useful to investors in analyzing the Company’s ability to service and repay its debt. The Company defines Free cash flow as cash flow provided from operating activities less capital expenditures, including intangibles. The Company defines Adjusted free cash flow as cash flow provided from operating activities less capital expenditures, including intangibles as further adjusted for restructuring related payments. Free cash flow and Adjusted free cash flow include amounts associated with discontinued operations. Because not all companies use identical calculations, this presentation of Free cash flow and Adjusted free cash flow may not be comparable to other similarly titled measures of other companies.

	Three Months Ended		Nine Months Ended		Estimated
	September 30		September 30		Full Year
	2019	2018	2019	2018	2019
Total Visteon:
Cash provided from operating activities	$57	$(19)	$118	$107	$165 - $175
Capital expenditures, including intangibles	(38)	(27)	(109)	(96)	(145 - 135)

Free cash flow	$19	$(46)	$9	$11	$20 - $40
Restructuring related payments	4	4	12	24	20

Adjusted free cash flow	$23	$(42)	$21	$35	$40 - $60

Free cash flow and Adjusted free cash flow are not recognized terms under U.S. GAAP and do not purport to be a substitute for cash flows from operating activities as a measure of liquidity. Free cash flow and Adjusted free cash flow have limitations as analytical tools as they do not reflect cash used to service debt and do not reflect funds available for investment or other discretionary uses. In addition, the Company uses Free cash flow and Adjusted free cash flow (i) as factors in incentive compensation decisions and (ii) for planning and forecasting future periods.

Adjusted Net Income and Adjusted Earnings Per Share: Adjusted net income and Adjusted earnings per share are presented as supplemental measures that management believes are useful to investors in analyzing the Company’s profitability, providing comparability between periods by excluding certain items that may not be indicative of recurring business operating results. The Company believes management and investors benefit from referring to these supplemental measures in assessing company performance and when planning, forecasting and analyzing future periods. The Company defines Adjusted net income as net income attributable to Visteon adjusted to eliminate the impact of restructuring expense, loss on divestiture, gain on non-consolidated affiliate transactions, discontinued operations, other gains and losses not reflective of the Company’s ongoing operations and related tax effects. The Company defines Adjusted earnings per share as Adjusted net income divided by diluted shares. Because not all companies use identical calculations, this presentation of Adjusted net income and Adjusted earnings per share may not be comparable to other similarly titled measures of other companies.

	Three Months Ended September 30		Nine Months Ended September 30
	2019	2018	2019	2018
Net income attributable to Visteon:
Net income	$14	$20	$35	$119
Discontinued operations	—	1	—	2

Net income attributable to Visteon	$14	$21	$35	$121

	Three Months Ended September 30		Nine Months Ended September 30
	2019	2018	2019	2018
Diluted earnings per share:
Net income attributable to Visteon	$14	$21	$35	$121
Average shares outstanding, diluted (in millions)	28.1	29.5	28.2	30.1

Diluted earnings per share	$0.50	$0.71	$1.24	$4.02

Adjusted earnings per share:
Net income attributable to Visteon	$14	$21	$35	$121
Restructuring, net	1	18	2	28
Other	—	(5)	1	(9)
Income (loss) from discontinued operations, net of tax	—	(1)	—	(2)

Adjusted net income	$15	$33	$38	$138
Average shares outstanding, diluted (in millions)	28.1	29.5	28.2	30.1

Adjusted earnings per share	$0.53	$1.12	$1.35	$4.58

Adjusted net income and Adjusted earnings per share are not recognized terms under U.S. GAAP and do not purport to be a substitute for profitability. Adjusted net income and Adjusted earnings per share have limitations as analytical tools as they do not consider certain restructuring and transaction-related payments and/or expenses. In addition, the Company uses Adjusted net income and Adjusted earnings per share for internal planning and forecasting purposes.